UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

(Pursuant to Section 12(b) or 12(g) of the Securities Act of 1934)

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Domain Extremes Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	Pending IRS Employer Identification Number)

602 Nan Fung Tower, Suite 6/F 173 Des Voeux Road Central Central District, Hong Kong (Address of principal executive offices)	N/A (Zip Code)
Registrant’s telephone number, including area code: +1-852-2868-0668
Securities to be registered pursuant to Section 12(b) of the Act: Title of each class To be so registered (none)	Name of exchange on which each class is to be registered (none)
Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock (Title of Class) (Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☒

WHERE YOU CAN FIND MORE INFORMATION

Domain Extremes, Inc. (“DE” or the “Company”) will prepare and file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and certain other information with the United States Securities and Exchange Commission (the “SEC”). Persons may read and copy any materials the Company files with the SEC at the SEC’s public reference room at 100 F Street, NE, Washington D.C. 20549, on official business days during the hours of 10 a.m. to 3 p.m. Eastern Time. Information may be obtained on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Moreover, the Company maintains a website at http://www.domainextremes.com that contains important information about the Company, including biographies of key management personnel, as well as information about the Company’s business. This information is publicly available (i.e., not password protected) and is updated regularly. The information on our website is not incorporated into, or otherwise a part of, this Registration Statement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Registration Statement includes some statements that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Such statements are contained throughout this Registration Statement and, in particular, in Item 1. Business, Item 1A. Risk Factors, and Item 2B. Financial Information – Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The forward-looking statements contained in this Registration Statement are based on our current expectations and beliefs concerning future developments. There can be no assurance that future developments actually affecting us will be those anticipated. These may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

ITEM 1.          BUSINESS

Overview

We were incorporated in the State of Nevada in January 2006. We are a development stage company. Our business is to develop and operate Internet websites and intend to earn revenues through advertisements sold on these websites. Our goal is to become the largest network of consumer-based websites targeting viewers in the Hong Kong and Greater China Basin with contents on travel, food, entertainment, activities and city life. Currently we have launched one website, www.drinkeat.com, which provides reviews of restaurants in Hong Kong. We plan to develop additional websites and solicit advertisement for those websites through third-party agents. Additionally, once our website traffic has increased, we anticipate soliciting pay-per-click advertisements and banner advertisements through such companies as Google and Yahoo. Presently, we own the following domain names: www.domainextremes.com, www.drinkeat.com, www.sowhat.asia, www.channel.asia, www.winebusiness.asia, www.winebid.asia, www.wineauction.asia and www.whatnext.asia.

Our Business

We are an active developer and operator of lifestyle-centered websites in the Hong Kong and Greater China Basin. We currently own a number of domain names and intend to build content centered on travel, food, city life and entertainment in the region.

Our content is delivered through internet-connected browser-based devices such as personal computers, laptops and mobile devices. As a result, our content is available globally and our distribution is potentially unlimited in breadth. Thus, while our primary market focus is Hong Kong and the Greater China Basin, we are able to reach those consumers around the world who have an interest in this region.

We launched www.drinkeat.com, also known as Hong Kong Restaurant Review, which provides reviews on Hong Kong restaurants. We invite food critics to contribute review articles on restaurants in Hong Kong. They are written in Chinese for the general public in Hong Kong and Chinese tourists who plan to visit Hong Kong. Contributors are paid on a per-article basis through the issuance of shares of the company. There are several websites providing similar reviews on Hong Kong restaurants. We believe that www.drinkeat.com is among the top three of such websites in terms of popularity and depth of the articles. According to Google’s PageRank®, www.drinkeat.com is one of two restaurant review websites in Hong Kong with a ranking of 5 out of the maximum 10 as of the date of this Registration Statement.

In the second half of 2009, we expect to launch www.sowhat.asia, which is a portal for members to post photos and videos focusing on areas in Hong Kong which they believe need improvement, including traffic, hygienic conditions, current affairs and others. The purpose of these postings is to attract government departments’ and concerned organizations’ attention with the ultimate objectives that these issues will be rectified. Currently, there is no similar website in Hong Kong.

We will gradually develop other websites. We plan to solicit advertisements through third party agents. Depending on the nature of the content of the websites, prospective advertisers include restaurants, hotels, travel agents, department stores and retail outlets. We also plan to solicit pay-per-click advertisements when our websites’ traffic reaches a level that we consider is likely to attract this category of advertiser. Our hope is that when our network of websites has increased to at least five, we will be able to attract and retain more traffic, redirecting users to other websites in our network.

We have contracted with programming firms in Hong Kong and China to develop websites for our network. Once a domain name and theme have been decided by our directors, we contact potential development firms for initial discussion regarding our proposal. Our directors maintain close contact with the programming firms during development of the website and conduct testing throughout the development process. Additionally, we intend to carry out enhancements on our websites from time to time based upon member feedback.

Our Strategy

In order to develop our network, we intend to:
•	Promote our exiting websites to increase readership, popularity and site-loyalty through on-line advertisements, principally through search advertising and banner advertisements;
•	Launch a public relations campaign, through print and other media, to promote our websites;
•	Develop banner exchange programs with other websites;
•	Recruit additional writers and contributors to enhance and update site content to maintain the relevance of the information, as well as free-lance writers to publicize sites in related forums;
•	Utilize consultants to optimize search engines in order to enhance and maintain website ranking;
•	Expand the network through the application of new domain names, as well as the acquisition of websites and forums targeting the same consumer base.

Competition

We face intense competition from other online content providers who also offer lifestyle information services. These providers are not necessarily based in the Hong Kong or Greater China Basin region, but may be based anywhere in the world given the availability of the internet. We also face competition from new technologies that could potentially make demand for our website services outdated or inconvenient.

Intellectual Property

We rely on a combination of trademarks, trade secrets and contract law rights in order to protect our brand, intellectual property assets and confidential or proprietary information (our “Proprietary Rights”). Our Proprietary Rights are among the most important assets we possess and we depend significantly on these Proprietary Rights in being able to effectively compete in our industry. We cannot be certain that the precautions we have taken to safeguard our Proprietary Rights will provide meaningful protection from the unauthorized use by others. If we must pursue litigation in the future to enforce or otherwise protect our Proprietary Rights, or to determine the validity and scope of the rights of others, we may not prevail and will likely have to make substantial expenditures and divert valuable resources in the process. Moreover, we may not have adequate remedies if our Proprietary Rights are appropriated or disclosed.

We hold Proprietary Rights to our domain names and, as we develop and acquire content for our sites, we intend to make trademark and copyright applications as appropriate to protect our intellectual property in Hong Kong and elsewhere as we deem appropriate. As we contract with other parties, including website and content developers and advertisers, we intend to ensure that our content and services do not infringe upon the intellectual property rights of others.

Regulation

There are currently no restrictions in Hong Kong on the dissemination of information through the Internet, except as stipulated in the “Control of Obscene and Indecent Article Ordinance” (COIAO). The contents of our existing websites, and those in development, do not fall into the categories subject to censorship under the COIAO.

The Hong Kong government is reviewing the filtering of information on the Internet to protect the youth from accessing obscene material. We do not believe that, even if new laws or regulations are enacted in this regard, our business activities would be affected given our target audience and content. However, if new technical requirements, such as filtering software, are imposed, data transmission speed could adversely be affected.

We are not aware of any regulations in any of the jurisdictions in which we intend primarily offer our content or services that would require us to be licensed to distribute content over the public Internet.

Employees

As of June 30, 2009, we had one full-time employee and four part-time employees taking care of website content development, testing and administrative matters. We intend to add full and part-time employees, as well as consultants, as our network continues to expand.

We are not subject to any collective bargaining agreements and we believe our relationship with our employees is excellent.

Where You Can Find Us

Our principal executive office is located at are located at 602 Nan Fung Tower, Suite 6/F, 173 Des Voeux Road Central, Central District, Hong Kong. Our telephone number is +1-852-2868-0668. Our website is www.domainextremes.com. The content of our website is not incorporated into, or otherwise considered a part of, this Registration Statement.

ITEM 1A.        RISK FACTORS

An investment in our Common Stock is highly speculative and involves a high degree of risk.  The following are specific and general risks that could affect Domain Extremes. If any of the circumstances described in these risk factors actually occur, or if additional risks and uncertainties not presently known to us or that we do not currently believe to be material in fact occur, our business, financial condition or results of operations could be materially adversely affected. In that event, the market for our Common Stock could decline, and you may lose part or all of your investment. Our business objectives must also be considered speculative, and we cannot guaranty that we will achieve those objectives.

Risk Relating to Our Business and Industry

Our are a development stage company with a limited operating history that may not serve as an adequate basis upon which to judge our future prospects and results of operations.

We were incorporated in January 2006, and are a development stage company with a limited operating history. Our historical operating activities may not provide a meaningful basis upon which to evaluate our business, financial performance or future prospects. We may not be able to achieve similar operating results in future periods, and, accordingly, you should not rely on our results of operation for prior periods as indications of our future performance.

Many of the expenses, problems and delays encountered by an enterprise in its early stage may be beyond our control. As a development stage enterprise, we expend significant funds on:

•	marketing and maintaining customer loyalty;
•	building our management systems;
•	content and website development;
•	maintaining adequate database software;
•	pursuing and maintaining content distribution agreements with our content partners; and
•	acquiring and maintaining Internet distribution rights to our content.

We may also encounter certain problems or delays in building our business, including those related to:

•	regulatory policies and compliance;
•	marketing;
•	advertiser acceptance of our content and format;
•	unsuccessful commercial launches of new content;
•	costs and expenses that exceed current estimates;
•	financing needs; and
•	the construction, integration, testing or upgrading of our distribution network and other systems.

We have a history of operating losses and accumulated deficits that may materially and adversely affect the Company.

We have a history of significant operating losses and an accumulated deficit of $86,849 as of June 30, 2009. For the years ended December 31, 2008 and 2007, our net loss was $33,429 and $12,549, respectively. We anticipate incurring additional operating losses in the near future as we develop and deploy our network in new and existing markets, expand our services and pursue our business strategy. Our operating losses are funded with our existing cash reserves, which may not be sufficient to fund future losses. If we are unable to execute our business strategy and profitably grow our business, either as a result of the risks identified in this section or for any other reason, our business, prospects, financial condition and results of operations will be materially and adversely affected. If we are ultimately unable to generate sufficient revenue to become profitable and have sustainable positive cash flows, our investors could lose their investment.

The global economic crisis could result in decreases in customer traffic and otherwise adversely affect the Company’s business and financial results and have a material adverse effect on our liquidity and capital resources.

The global economy, including the U.S. economy, is experiencing a severe recession. As a business that is dependent upon consumer discretionary spending, we face a challenging fiscal 2009 because our customers may have less money for discretionary spending for travel and entertainment as a result of job losses, foreclosures, bankruptcies, reduced access to credit and sharply falling home prices. Any resulting decreases in customer traffic and revenue will negatively impact our financial performance because reduced revenue results in smaller profit margins. Additionally, many of the effects and consequences of the economic recession are currently unknown; any one or all of them could potentially have a material adverse effect on our liquidity and capital resources, including our ability to raise additional capital if needed, or otherwise negatively impact our business and financial results.

We may need additional financing to fund our continued growth, which may not be available.

Our ability to increase revenue will depend in part on our ability to continue growing the business by maintaining and increasing network and developing our advertising base, which may require significant additional capital that may not be readily available to us. We may need additional financing due to future developments, changes in our business plan or failure of our current business plan to succeed, which could result from increased marketing, distribution or content development costs. Our actual funding requirements could vary materially from our current estimates. If additional financing is needed, we may not be able to raise sufficient funds on favorable terms or at all.  If we issue Common Stock in the future, such issuance will result in our then-existing shareholders sustaining dilution to their relative proportion of the equity in our Company. If we fail to obtain any necessary financing on a timely basis, then our ability to execute our current business plan may be limited, and our business could be adversely affected.

Our historical operating losses and negative cash flows from operating activities raise an uncertainty as to our ability to continue as a going concern.

We have a history of operating losses and negative cash flows from operating activities. In the event that we are unable to sustain our current profitability or are otherwise unable to secure external financing, we may not be able to meet our obligations as they come due, raising substantial doubts as to our ability to continue as a going concern. Any such inability to continue as a going concern may result in our security holders losing their entire investment. Our consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles, contemplate that there may be doubt about our ability to continue as a going concern and do not contain any adjustments that might result if we were unable to continue as a going concern. Changes in our operating plans, our existing and anticipated working capital needs, the acceleration or modification of our expansion plans, lower than anticipated revenues, increased expenses, potential acquisitions or other events will all affect our ability to continue as a going concern.

Our liquidity and capital resources are very limited.

Our ability to fund working capital and anticipated capital expenditures will depend on our future performance, which is subject to general economic conditions, our ability to win government contracts, our private customers, actions of our competitors and other factors that are beyond our control. Our ability to fund operating activities is also dependent upon (i) the extent and availability of bank and other credit facilities, (ii) our ability to access external sources of financing, and (iii) our ability to effectively manage our expenses in relation to revenues. There can be no assurance that our operations and access to external sources of financing will continue to provide resources sufficient to satisfy liabilities arising in the ordinary course of our business.

We may have difficulty and incur substantial costs in scaling and adapting our existing systems architecture to accommodate increased traffic, technology advances or customer requirements as our network expands.

Our future success will depend on our ability to adapt to rapidly changing technologies, to adapt our services to evolving industry standards and to improve the performance and reliability of our services. Providers of Internet-based content services are subject to rapid technological change, frequent new product innovations, changes in customer requirements and expectations and evolving industry standards. There is no assurance that one or more of the technologies utilized by our Company will not become obsolete or that our services will be in demand at the time they are offered. If we or our content providers are unable to keep pace with technological and industry changes, our business may be unsuccessful.

In the future, we may be required to make changes to its systems architecture or move to a completely new architecture. To the extent that demand for our services, content and other online offerings increases, we will need to expand our infrastructure, including the capacity of our hardware servers and the sophistication of our software. If we are required to switch architectures, we may incur substantial costs and experience delays or interruptions in its service. These delays or interruptions in our service may cause users and customers to become dissatisfied and move to competing providers of online content and services. An unanticipated loss of traffic, increased costs, inefficiencies or failures to adapt to new technologies or user requirements and the associated adjustments to its systems architecture could harm our operating results and financial condition.

We depend on third parties to develop technologies used in key elements of online content and services. More advanced technologies that we may wish to use may not be available to it on reasonable terms or in a timely manner.  Further, our competitors may have access to technologies not available to us, which may enable our competitors to offer content and services of greater interest to consumers or at more competitive costs.

We operate in competitive and evolving markets.

We operate in competitive and evolving markets locally, nationally and globally. These markets are subject to rapid technological change and changes in customer preferences and demand. In seeking market acceptance, we will encounter competition for both online customers and advertising revenue from many sources, including other online content and service providers. Many of these competitors have substantially greater financial, marketing and other resources than us. Our revenue could be materially adversely affected if we are unable to compete successfully with existing and other emerging providers of online content and services.

We rely on our third parties for the provision of our content.

Our success as a business depends significantly on our relationships with third-party content providers. Our success as a business depends on the cooperation, good faith, programming and overall success of our content partners in providing marketable online content and services. Because of our dependency on third-party providers, should a partner’s business suffer as a result of increased costs, technological problems, regulatory changes, adverse effects of litigation or other factors, our business may suffer as well.

Furthermore, a failure by a content partner to perform its obligations under its agreement with us could have detrimental financial consequences for our business. The agreements are for various terms and have varying provisions regarding renewal or extension. If we are unable to renew or extend these agreements at the conclusion of their respective terms, we may not be able to obtain substitute content, or substitute content may not be comparable in quality or cost to our existing content, which could materially adversely affect our business, financial condition and results of operations.

We do not have exclusive Internet distribution rights to all of our content and the cost of renewing such rights or obtaining such rights for new content may be higher than expected.

Some, but not all, of our agreements with our content and services providers give us the exclusive Internet distribution rights to the related content or service. If the content or service is offered elsewhere on the Internet on more attractive terms or more popular or accessible sites, we could lose these customers, including advertisers, which would have an adverse effect on its results of operations.

We must negotiate with potential third-party providers to acquire the Internet distribution rights for our content and services. In addition, we will need to renew our agreements with existing partners, as the terms of the agreements expire. Renegotiated agreements may contain license fees that are more expensive than anticipated.  We may be unable to obtain content and services at a cost that is reasonable or appealing to our customers, which may adversely affect our marketing efforts, reputation, brand and revenue.

There is uncertainty relating to our ability to enforce our rights under third-party agreements.

Many of the content and service partner agreements are with foreign entities and are governed by the laws of foreign jurisdictions. If a content partner breaches a content partner agreement, then we will incur the additional costs of determining its rights and obligations under the agreement under applicable foreign laws and enforcing the agreement in a foreign jurisdiction. Many of the jurisdictions to which content partner agreements are subject do not have sophisticated and/or impartial legal systems and we may face practical difficulties in enforcing any of its rights in such jurisdictions. We may not be able to enforce such rights or may determine that it would be too costly to so. In addition, many of the content and service partner agreements contain arbitration provisions that govern disputes under the agreements and there is uncertainty with respect to the enforceability of such arbitration provisions under the laws of related foreign jurisdictions. If a dispute were to arise under a partner agreement and the related arbitration provision was not effective, then we would be exposed to the additional costs of settling the dispute through traditional legal avenues rather than through an arbitration process.

Our business may be impaired by third-party intellectual property rights in the content acquired from our partners.

We rely on our content partners to secure the primary rights to redistribute content over the Internet. There is no assurance that the content partners have successfully licensed all relevant components that are necessary for Internet re-distribution. Other parties may claim certain intellectual property rights in the content that we license from our content partners.  For example, content partners may not have sufficient rights in the underlying content to license distribution rights to their content to us, or a content partner may not identify content that we are not permitted to distribute in time for us to stop distribution of the offending content. In addition, as our network grows, advertisers may begin to attempt to enforce intellectual property rights in advertisements included on our websites, and we may inadvertently infringe the intellectual property rights of such advertisers by distributing such advertisements over the Internet or by inserting its own advertising in replacement of such advertisements.

In the event that our partners are in breach of the distribution rights related to specific content or services, we may be required to cease distributing or marketing the relevant content or service to prevent any infringement of related rights, and may be subject to claims of damages for infringement of such rights. We may also be required to claim against the partners if the specific distribution rights are breached, and there is no assurance that we would be successful in any such claim.

We may be subject to other third-party intellectual property rights claims.

Companies in the Internet, technology and media industries often own large numbers of patents, copyrights, trademarks and trade secrets and frequently enter into litigation based on allegations of infringement or other violations of intellectual property rights. As we faces increasing competition, the possibility of intellectual property rights claims against us grows. Our technologies may not be able to withstand third-party claims or rights against their use. Intellectual property claims, whether having merit or otherwise, could be time consuming and expensive to litigate or settle and could divert management resources and attention. In addition, many of its agreements with network service providers require us to indemnify them for third-party intellectual property infringement claims, which could increase our costs as a result of defending such claims and may require that we pays the network service providers’ damages if there were an adverse ruling in any such claims.

If litigation is successfully brought by a third party against us in respect of intellectual property, we may be required to cease distributing or marketing certain content, products or services, obtain licenses from the holders of the intellectual property at material cost, redesign our content in such a way as to avoid infringing intellectual property rights or seek alternative licenses from other third parties which may offer inferior content, any or all of which could materially adversely affect our business, financial condition and results of operations. If those intellectual property rights are held by a competitor, we may be unable to obtain the intellectual property at any price, which could also adversely affect our competitive position.  An adverse determination could also prevent us from offering our services and could require that we procure substitute products or services. Any of these results could harm our business, financial condition and results of operations.

We rely on our content and service partners to ensure intellectual property rights compliance globally.

We are exposed to liability risk in respect of the content and services that we distribute over the Internet, relating to both infringement of third-party rights to the content, and infringement of the laws of various jurisdictions governing the type and/or nature of the content. We rely in large part on our partners’ obligations under the content partner agreements to advise us so that we may take appropriate action if the content or service is not intellectual property rights compliant or is otherwise obscene, defamatory or indecent. There is a risk that the content partners will not advise us in time, or at all, in respect of such content or service, and expose us to liability for its distribution over the Internet. Any alleged liability could harm our business by damaging our reputation, requiring us to incur legal costs in defense of any such claim, exposing us to significant awards of damages and costs and diverting management’s attention, any of which could have an adverse effect on our business, results of operations and financial condition.

We depend on key personnel and relationships.

We are dependent on key members of our senior management, particularly Francis Bok, our President. We have not obtained key-man insurance for any member of senior management. In addition, innovation is important to our success, and we depend on the continued efforts of our executive officers and key employees, who have specialized technical knowledge regarding the our infrastructure and information technology systems and significant business knowledge regarding distribution of online content and services. The market for the services of qualified personnel is competitive and we may not be able to attract and retain key employees. If we lose the services of one or more of our key senior officers or employees, or fail to attract qualified replacement personnel, then our business and future prospects could be materially adversely affected.

A decrease in site traffic could adversely affect our financial performance.

The number of online viewers accessing our websites, or site traffic, has a significant financial impact on our revenues, since advertisers will use this as a measure of effectiveness in determining whether to advertise on one or more of our sites and at what rates. We cannot reliably predict the traffic that any one of our sites will secure over the long term. Given the increasingly competitive nature of the online content and services industry, we may not be able to increase traffic without significantly increasing our spending on incentives, which would have a negative effect on its earnings and free cash flow. There can be no assurance that an increase in competition from other website content and service providers, new technology entrants, content theft and other factors will not contribute to lower viewer numbers over time. To the extent that our site traffic is lower than anticipated, it may be more costly for the Company to acquire a sufficient customer base to generate revenues.

Current economic conditions have led certain consumers to reduce their spending on non-essential items, including travel and entertainment. A reduction in consumer discretionary spending or an inability to pay for offered services could result in a decrease in or loss of customers, which would reduce our future revenue and negatively impact our business, financial condition and results of operations.

We may be unable to manage rapidly expanding operations.

We are continuing to grow and diversify our business in Hong Kong and the Greater China Basin. As a result, we will need to expand and adapt our operational infrastructure.  If we are unable to manage our growth effectively, it could have a material adverse effect on our business, financial condition and results of operations. To manage growth effectively, we must, among other things, continue to develop our internal and external sales forces, our content, our distribution infrastructure capability, our customer service operations and our information systems, maintain and develop relationships with partners, effectively enter new, effectively manage the demands of day-to-day operations in new areas while attempting to execute our business strategy and realize the projected growth and revenue targets developed by our management.  We will also need to continue to expand, train and manage our employee base, and our management must assume even greater levels of responsibility. If we are unable to manage growth effectively, we may experience a decrease in customer and advertising growth, which could have a material adverse effect on our financial condition, profitability and cash flows.

Acquisitions and strategic investments could adversely affect our operations and result in unanticipated liabilities.

We may in the future acquire or make strategic investments in a number of companies, websites or content providers. Such transactions may result in dilutive issuances of equity securities, use of cash resources, incurrence of debt and amortization of expenses related to intangible assets. Our acquisitions and strategic investments would be accompanied by a number of risks, including:

•	the difficulty of assimilating operations and personnel of acquired companies into our operations;
•	the potential disruption of ongoing business and distraction of management;
•	additional operating losses and expenses of the businesses acquired or in which we invest;
•	the difficulty of integrating acquired technology and rights into our existing content and services and unanticipated expenses related to such integration;
•	the potential for patent and trademark infringement claims against the acquired company;
•

the impairment of relationships with customers, advertisers and partners of the companies we acquired or with our customers, advertisers and partners as a result of the integration of acquired operations;

•	the impairment of relationships with employees of the acquired companies or our employees as a result of integration of new management personnel;
•	the difficulty of integrating the acquired company’s accounting, management information, human resources and other administrative systems;
•

in the case of foreign acquisitions, uncertainty regarding foreign laws and regulations and difficulty integrating operations and systems as a result of cultural, systems and operational differences; and

•	the impact of known potential liabilities or unknown liabilities associated with the companies, website or content we acquire or in which we invest.

Our failure adequately to address such risks in connection with future acquisitions and strategic investments could prevent us from realizing the anticipated benefits of such acquisitions or investments, causing us to incur unanticipated liabilities and harming our business generally.

Internet transmissions may be subject to theft and malicious attacks, which could cause us to lose customers, advertisers and revenue.

Like all online content and service providers, our content and services may be subject to interception and malicious attack. Pirates may be able to obtain or redistribute our content and services without paying fees to us.  Our infrastructure is exposed to spam, viruses, worms, spyware, denial of service or other attacks by hackers and other acts of malice. Theft of our content or attacks on our infrastructure would reduce future potential revenue and increase our costs. In addition, theft of content or services from our competitors could decrease our own viewership rates due to perceived system unreliability or risk.

Compromises of our security technology could also adversely affect our ability to contract for licenses to distribute content on our websites. We use security measures intended to make theft of our content more difficult.  However, if we are required to upgrade or replace existing security technology, the cost of such security upgrades or replacements could have a material adverse effect on our financial condition, profitability and cash flows. In addition, other illegal methods that compromise Internet access may be developed in the future. If we cannot control compromises of our websites, then our revenue from customers and advertisers, as well as our ability to contract for licenses to distribute content or offer services over the Internet, could be materially adversely affected.

There is no assurance that the current costs of Internet connections and network access will not rise, which would adversely affect our business.

We rely on Internet service providers for its principal connections and network access and to provide our content and services to customers. As demand for our websites increase, there can be no assurance that Internet service providers will continue to price their network access services on reasonable terms.  Our websites may require distribution of large content files and providers of network access may change their business model and increase their prices significantly, which could slow the widespread acceptance of our content and offered services.  In order for our websites to be successful, there must be a reasonable price model in place to allow for the continuous distribution of large content files. We have limited or no control over the extent to which any of these circumstances may occur, and if network access prices rise significantly, then our business and operating results would likely be adversely affected.

Our business depends on the continued growth and maintenance of the Internet infrastructure.

The success and the availability of Internet-based content and services depends in part upon the continued growth and maintenance of the Internet infrastructure itself, including its protocols, architecture, network backbone, data capacity and security.  Spam, viruses, worms, spyware, denial of service or other attacks by hackers and other acts of malice may affect not only the Internet’s speed, reliability and availability but also its continued desirability as a vehicle for commerce, information and user engagement. If the Internet proves unable to meet the new threats and increased demands placed upon it, our business plans, user and advertiser relationships, site traffic and revenues could be adversely affected.

Privacy concerns relating to elements of our service could damage our reputation and deter current and potential users from accessing our websites or using our content and services.

From time to time, concerns may be expressed about whether our content and services compromise the privacy of users and others. Concerns about our content, use or sharing of personal information or other privacy related matters, even if unfounded, could damage our reputation and result in a loss of user confidence and ultimately in a loss of users, partners or advertisers, which could adversely affect our business and operating results.

In addition, certain of our websites may permit users to upload messages, videos or photos which could be potentially defamatory, indecent or obscene. While we have systems in place to monitor such contributions and exclude those with inappropriate content, there can be no assurance that such material may appear on our sites from time to time for brief periods until identified and withdrawn. Although we consider this risk low, any such occurrence could further damage our reputation and result in a loss of users and/or advertisers and a decrease in our revenues.

We rely on insurance to mitigate certain risks and to the extent the cost of insurance increases or we are unable or choose not to maintain sufficient insurance, our operating results may be adversely affected.

We contract for insurance to cover certain potential risks and liabilities. In the current economic environment, insurance companies are increasingly specific about what they will and will not insure. It is possible that we may not be able to get enough insurance to meet our needs, may have to pay very high prices for the coverage or may not be able to acquire any insurance for certain types of business risk. In addition, we have in the past and may in the future choose not to obtain insurance for certain risks facing our business. This could leave us exposed to potential claims. If we are found liable for a significant uninsured claim in the future, our operating results could be negatively impacted.  Also, to the extent the cost of maintaining insurance increases, our operating results will be negatively affected.

We have operated during periods in which we were not covered by adequate insurance.  We are therefore exposed to the risk of having to finance any potential claims against us relating to periods in which we were not covered.

We are subject to foreign business, political and economic disruption risks.

Our contracts with various entities from around the world, including in respect of the acquisition of the Internet distribution rights to content.  As a result, we are exposed to foreign business, political and economic risks, which could adversely affect our financial position and results of operations, including:

•	difficulties in managing content partner relationships from outside of a content partner’s jurisdiction;
•	political and economic instability;
•	less developed infrastructures in newly industrializing countries;
•	susceptibility to interruption of service in foreign areas due to war, terrorist attacks, medical epidemics, changes in political regimes and general interest rate and currency instability;
•	exposure to possible litigation or claims in foreign jurisdictions; and
•	competition from foreign-based content and service providers and the existence of protectionist laws and business practices that favor such providers.

Risks Associated with an Investment in Our Common Stock

Unless an active trading market develops for our securities, you may not be able to sell your shares.

Although, we will be a SEC-reporting company once this Registration Statement becomes effective, our common stock is not currently quoted in the Pink Sheets or on the OTC Bulletin Board. There can be no assurance that our stock will become quoted in the Pink Sheets or on the OTC Bulletin Board or that, even if such quotation does become effective, that an active trading market may ever develop or, if it does develop, will be maintained. Failure to develop or maintain an active trading market will have a generally negative effect on the price of our common stock, and you may be unable to sell your common stock or any attempted sale of such common stock may have the effect of lowering the market price and therefore your investment could be a partial or complete loss.

If a market for our shares develops, it may be thinly traded and, therefore, more susceptible to extreme rises or declines in prices..

Our common stock has no public trading market. If a market for our shares develop, it is likely to be thinly traded and the trading price is likely to be highly volatile and could be subject to extreme fluctuations in response to various factors, many of which are beyond our control, including:

•	the trading volume of our shares;

•	the number of securities analysts, market-makers and brokers following our common stock;

•	changes in, or failure to achieve, financial estimates by securities analysts;

•	new products or services introduced or announced by us or our competitors;

•	actual or anticipated variations in quarterly operating results;

•	conditions or trends in our business industries;

•	announcements by us of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
•	additions or departures of key personnel;
•	sales of our common stock; and
•	general stock market price and volume fluctuations of publicly-traded, and particularly microcap, companies.

You may have difficulty reselling shares of our common stock, either at or above the price you paid, or even at fair market value. The stock markets often experience significant price and volume changes that are not related to the operating performance of individual companies, and because our common stock is thinly traded it is particularly susceptible to such changes. These broad market changes may cause the market price of our common stock to decline regardless of how well we perform as a company. In addition, securities class action litigation has often been initiated following periods of volatility in the market price of a company’s securities. A securities class action suit against us could result in substantial legal fees, potential liabilities and the diversion of management’s attention and resources from our business. Moreover, and as noted below, if our shares become quoted in the Pink Sheets or on the OTC Bulletin Board, they will become subject to the penny stock regulations. Price fluctuations in such shares are particularly volatile and subject to manipulation by market-makers, short-sellers and option traders.

If our common stock becomes quoted in the Pink Sheets or on the OTC Bulletin Board, the market may be limited thereby making it more difficult for you to resell any shares you may own.

The Pink Sheets and the OTC Bulletin Board are not stock exchanges and, because trading of securities in these quotation systems is often more sporadic than the trading of securities listed on a national exchange, you may have difficulty reselling any of the shares of our common stock that you may own. Further, there can be no guarantee that market makers will be interested in supporting our common stock in the Pink Sheets or the OTC Bulletin Board, thereby making trading more limited.

Our common stock is subject to the “penny stock” regulations, which are likely to make it more difficult to sell.

Our common stock is considered a “penny stock,” which generally is a stock trading under $5.00 and not registered on a national securities exchange. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. These rules generally have the result of reducing trading in such stocks, restricting the pool of potential investors for such stocks, and making it more difficult for investors to sell their shares once acquired. Prior to a transaction in a penny stock, a broker-dealer is required to:

•	deliver to a prospective investor a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market;

•	provide the prospective investor with current bid and ask quotations for the penny stock;

•	explain to the prospective investor the compensation of the broker-dealer and its salesperson in the transaction;

•	provide investors monthly account statements showing the market value of each penny stock held in the their account; and

•	make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.

These requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that is subject to the penny stock rules. Since our common stock is subject to the penny stock rules, investors in our common stock may find it more difficult to sell their shares.

Future issuances by us or sales of our common stock by our officers or directors may dilute your interest or depress our stock price.

We may issue additional shares of our common stock in future financings or may grant stock options to our employees, officers, directors and consultants. Any such issuances could have the effect of depressing the market price of our common stock and, in any case, would dilute the interests of our common stockholders. Such a depression in the value of our common stock could reduce or eliminate amounts that would otherwise have been available to pay dividends on our common stock (which are unlikely in any case) or to make distributions on liquidation. Furthermore, shares owned by our officers or directors which may be registered in a registration statement, or which otherwise may be transferred without registration pursuant to an applicable exemptions under the Securities Act of 1933, as amended, may be sold. Because of the perception by the investing public that a sale by such insiders may be reflective of their own lack of confidence in our prospects, the market price of our common stock could decline as a result of a sell-off following sales of substantial amounts of common stock by our officers and directors into the public market, or the mere perception that these sales could occur.

Potential future sales under Rule 144 may depress the market price for the common stock.

In general, pursuant to Rule 144 adopted under the Securities Act of 1933, as amended, a shareholder who owns restricted shares of a company which files periodic reports with the Securities and Exchange Commission and who has a holding period of at least six months, is entitled to sell such shares in accordance with the provisions of Rule 144.  In the event the shareholder is a non-affiliate of the issuer, he or she may make unlimited public resales of shares under Rule 144 provided that the current public information requirement is satisfied.  A non-affiliate who has a holding period of more than one year, may make unlimited resales of shares without compliance with any other requirement of Rule 144.  Persons who are affiliates of the issuer must comply with all requirements of Rule 144 in conjunction with resales of their shares including the current public information requirement, the volume limitations, the manner of sale requirements and the filing of a Form 144.  Therefore, the possible sale of our currently outstanding shares pursuant to Rule 144 may, in the future, have a depressive effect on the price of our common stock in the over-the-counter market.

We do not intend to pay any common stock dividends in the foreseeable future.

We have never declared or paid a dividend on our common stock and, because we have very limited resources and a substantial accumulated deficit, we do not anticipate declaring or paying any dividends on our common stock in the foreseeable future. Rather, we intend to retain earnings, if any, for the continued operation and expansion of our business. It is unlikely, therefore, that the holders of our common stock will have an opportunity to profit from anything other than potential appreciation in the value of our common shares held by them. If you require dividend income, you should not rely on an investment in our common stock.

ITEM 2.	FINANCIAL INFORMATION

A.	Selected Financial Data

This information is not required of smaller reporting companies.

B.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our audited consolidated financial statements, related notes, and other detailed information included elsewhere in this Registration Statement. Our financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”), contemplate that we will continue as a going concern, and do not contain any adjustments that might result if we were unable to continue as a going concern, however, our independent registered public accounting firm has added explanatory paragraphs in Note 1 of each of our audited consolidated financial statements for the fiscal years ended December 31, 2008 and 2007, respectively, raising substantial doubt as to our ability to continue as a going concern. Certain information contained below and elsewhere in this Registration Statement, including information regarding our plans and strategy for our business, constitute forward-looking statements. See "Cautionary Statement Regarding Forward-Looking Statements.”

Overview

We are a development stage company organized under the laws of the State of Nevada in January 2009. Our business is to develop and operate Internet websites and intend to earn revenues through advertisements sold on these websites. Our goal is to become the largest network of consumer-based websites targeting viewers in the Hong Kong and Greater China Basin with contents on travel, food, entertainment, activities and city life. Currently we have launched one website, www.drinkeat.com, which provides reviews of restaurants in Hong Kong. We plan to develop additional websites and solicit advertisement for those websites through third-party agents. Additionally, once our website traffic has increased, we anticipate soliciting pay-per-click advertisements and banner advertisements through such companies as Google and Yahoo.

Results of Operations

Six Months Ended June 30, 2009 Compared to Six Months Ended June 30, 2008

Net Sales

To date, we have had no sales since our inception in 2006. As a result, we have not recorded any costs associated with sales, nor a gross profit.

Net Income(Loss)

We have incurred a net loss of $16,025 for the six months ended June 30, 2009 and $8,028 for the six months ended June 30, 2008, principally due to a substantial increase in our administrative expenses as we have increased our development activities.

We had other income of $106 for the six months ended June 30, 2009 and $1,048 for the six months ended June 30, 2008, attributable to internet advertising and gain on exchange.

We incurred general, administrative and operating expenses of $16,131 for the six months ended June 30, 2009 and $9,076 for the six months ended June 30, 2008. Of these amounts, $3,141 and $3,115 related to the value of share-based compensation to our directors for the six months ended June 30, 2009 and 2008, respectively, in lieu of cash compensation for services rendered. In addition, a substantial portion of our expenses for the six months ended June 30, 2009 relates to audit, legal and secretarial fees, and for the six months ended June 30, 2008 relates to website development fees, technical support fees and financial consultancy fees. The substantial increase in expenses for the six months ended June 30, 2009 is due principally to legal fees associated with our SEC registration.

Taxes

Due to our lack of revenues, we have not incurred any tax obligations for the six months ended June 30, 2009 and 2008. However, we would anticipate that income tax obligations as we begin to generate significant revenue in the future.

Three Years Ended December 31, 2008, 2007 and 2006

Net Sales

To date, we have had no sales since our inception in 2006. As a result, we have not recorded any costs associated with sales, nor a gross profit.

Net Income(Loss)

We have incurred a net loss in each year since our inception. Our net loss of $33,429 (or $0.09 per share) in 2008 represented an almost three-fold increase over our net loss of $12,549 (or $0.04 per share) in 2007, principally due to a substantial increase in our administrative expenses as we have increased our development activities. Our net loss of $24,845 in 2006 is principally attributable to the impairment losses discussed below.

We had other income of $1,416 in 2008, $326 in 2007 and $1,071 in 2006, attributable to service fees relating to virtual office capabilities and internet advertising. In 2006, we recorded an impairment loss of our long-term investment in Unity One Capital, Inc. of $10,000. We also recorded an impairment loss of intangible assets of $3,910 in 2006 related to acquisition costs for the website www.drinkeat.com.

We incurred general, administrative and operating expenses of $34,847 in 2008, $12,875 in 2007 and $12,006 in 2006. Of these amounts, $6,359, $6,282 and $9,936 related to the value of share-based compensation to our directors in each of 2008, 2007, and 2006, respectively, in lieu of cash compensation for services rendered. In addition, a substantial portion of our expenses in each year relates to domain registration, secretarial and financial consultancy fees. The substantial increase in expenses in 2008 is due principally to provision for audit fees.

Taxes

Due to our lack of revenues, we have not incurred any tax obligations since inception. However, we would anticipate that income tax obligations as we begin to generate significant revenue in the future.

Liquidity and Capital Resources

At June 30, 2009, we had cash and cash equivalents of $30,205, compared to $1,204 at December 31, 2008, an increase of $29,001.

Currently, we have limited operating capital. We expect that our current capital and our other existing resources will be sufficient only to provide a limited amount of working capital, and the revenues, if any, generated from our business operations alone may not be sufficient to fund our operations or planned growth. We will likely require additional capital to continue to operate our business, and to further expand our business. We may be unable to obtain additional capital required. Our inability to raise additional funds when required may have a negative impact on our operations, business development and financial results.

We plan to pursue sources of additional capital through various financing transactions or arrangements, including equity or debt financing. We may not be successful in locating suitable financing transactions in the time period required or at all, and we may not obtain the capital we require by other means.

Off-Balance Sheet Arrangements

As of June 30, 2009, we did not have any off-balance sheet arrangements.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Our management routinely makes judgments and estimates about the effects of matters that are inherently uncertain. As the number of variables and assumptions affecting the probable future resolution of the uncertainties increase, these judgments become even more subjective and complex. We have identified the following accounting policies, described below, as the most critical to an understanding of our current financial condition and results of operations.

Impairment of Long-Lived Assets

We have adopted Statement of financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (SFAS 144), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of,” and the accounting and reporting provision of APB Opinion No. 30, “reporting the Results of Operations for a Disposal of a Segment of a Business.” We periodically evaluate the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal.

Stock-based Compensation

We have adopted SFAS No. 123 (Revised 2004), “Share Based Payment” (SFAS 123R), under the modified-prospective transition method. SFAS 123R requires companies to measure and recognize the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value. Share-based compensation recognition under the modified-prospective transition method of SFAS 123R includes share-based compensation based on the grant-date fair value determined in accordance with the original provisions of SFAS 123, “Accounting for Stock-Based Compensation,” for all share-based payments granted prior to and not yet vested as of June 1, 2006 and share-based compensation based on the grant-date fair-value determined in accordance with SFAS 123R for all share-based payments granted after June 1, 2006. SFAS 123R eliminates the ability to account for the award of these instruments under the intrinsic value method prescribed by Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock issued to Employees,” and allowed under the original provisions of SFAS 123.

Foreign Currency Translations

The functional currency of the company is Hong Kong dollars. We maintain our financial statements in the functional currency. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective periods.

For financial reporting purposes, the financial statements of the Company which are prepared using the functional currency have been translated into U.S. dollars.

Recent Accounting Pronouncements

In February 2007, the FASB issued SFAS No. 159, The Fair Value for Financial Assets and Financial Liabilities—including an amendment of FASB Statement No. 115. This statement permits entities to choose to measure many financial instruments and certain other items at value.  The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the FASB’s long-term measurement objectives for accounting for financial instruments.  Effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of FASB Statement No. 157, Fair Value Measurements. No entity is permitted to apply the Statement retrospectively to fiscal years preceding the effective date unless the entity chooses early adoption. Adoption of this standard is not expected to have a material effect on our results of operations or its financial condition.

In December 2007, the FASB issued SFAS No. 141(revised 2007), Business Combinations (SFAS 141R) and SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment to ARB No.

51” (SFAS 160). SFAS 141R and SFAS 160 require most identifiable assets, liabilities, noncontrolling interests and goodwill acquired in a business combination to be recorded at “full fair value” and require noncontrolling interests (previously referred to as minority interest) to be reported as a component of equity, which changes the accounting for transactions with noncontrolling interest holders. Both statements are effective for periods beginning on or after December 15, 2008, and earlier adoption is prohibited. SFAS 141(R) will be applied to business combinations occurring after the effective date. SFAS 160 will be applied prospectively to all noncontrolling interest, including any that arose before the effective date. SFAS 160 is effective for the Company on January 1, 2009. Except for the classification of minority interest as a component of equity, we do not expect the initial adoption of SFAS 160 will have a material effect on our consolidated financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities — an amendment to FASB Statement No. 133.” SFAS No. 161 is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows. Entities are required to provide enhanced disclosures about: (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations; and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years beginning after November 15, 2008, with early adoption encouraged. The adoption of this statement, which is expected to occur in the first quarter of 2009, is not expected to have an impact on the Company’s financial statements.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States. It is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.” The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

C.	Quantitative and Qualitative Disclosures About Market Risk

This information is not required of smaller reporting companies.

ITEM 3.	PROPERTIES

We do not own any property. Our executive offices are located at 602 Nan Fung Tower, Suite 6/F, 173 Des Voeux Road Central, Central District, Hong Kong, which is office space that we share with other development stage companies. As we continue to grow our business, we may find it necessary to secure separate office space; however, for our current needs the present space is sufficient and cost-efficient.

ITEM 4.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of June 30, 2009. The information in this table provides the ownership information for:

•	each person known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our directors and executive officers; and

•	all of our directors and executive officers as a group.

Beneficial ownership has been determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock and those rights to acquire additional shares within sixty days. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares of common stock indicated as beneficially owned by them, except to the extent such power may be shared with a spouse. Common stock beneficially owned and percentage ownership are based on 89,661,418 shares of common stock currently outstanding and no additional shares potentially acquired within sixty days.

Name and address of beneficial owner (1)	Amount and nature of beneficial ownership	Percent of Class
Sino Harvest Asia Ltd.	17,742,112	19.8%
Stephen Tang	14,746,161	16.4%
Ng Wai Yin, Phoebe	12,820,510	14.3%
Francis Bok	12,271,209	13.7%
Angel Lai	5,815,741	6.5%
Globaland Capital Limited 21/F Chun Wo Commercial Centre, 25 Wing Wo Street, Central, Hong Kong	6,410,255	7.1%
Leadersoft Asia Limited	7,948,717	8.9%

Directors and Officers as a group (two persons)	27,017,370	30.1%

(1) Except where otherwise noted, the address of each person is 602 Nan Fung Tower, 173 Des Voeux Road Central, Central District, Hong Kong.

ITEM 5.	DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers and directors as of June 30, 2009.

Name	Age	Position

Francis Bok	42	Director, President (principal executive officer)
Stephen Tang	57	Director, Treasurer (principal financial officer)

Francis Bok has served as our President and Chairman of our board of directors since our inception in January 2006. In addition, since June 2005, Mr. Bok also serves as chief executive officer of Beyond IVR Limited, an information technology company providing tailor-made telecommunications solutions and telephone servicing, based in Hong Kong. From 2002 until June 2005, Mr. Bok held management positions with information technology companies and a content and applications provide, providing content and applications services to mobile handset users in conjunction with mobile operators and CRM solutions, project management and system integration services. Mr. Bok received his B.Math in Mathematics in 1993 from the University of Waterloo, Canada, a Master of Science in 1997 from the University of Hong Kong, and an MBA in 2000 from the City University of Hong Kong.

Stephen Tang has served as a Director and Treasurer of the Company since January 2006. Mr. Tang has served as the chairman of Mega Pacific Capital, Inc., a finance and investment consulting firm, serving Asian companies, since 2005. Since 2007, he has also served as the chief operating officer of Viasa Gem Fund Ltd., Pty, a private investment holding company. From 2003 to 2005, Mr. Tang was chairman of Sancon Resources Recovery,

Inc., an environmental service company specializing in the collection, processing and selling or reprocessed materials. Mr. Tang received his Bachelor’s degree in Business Administration from Hong Kong Baptist University in 1974 and his MBA from the Asian Institute of Management in Manila, Philippines, in 1976.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Legal Proceedings

During the past five years, none of our directors, executive officers or control persons have been involved in any of the following events:

•	any bankruptcy petition filed by or against any business of which such person was an executive officer either at the time of the bankruptcy or within two years prior to that time;

•	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

•

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Code of Ethics

We have adopted a written code of ethics that applies to all of our officers, directors and employees, including our principal executive officer and principal financial officer, or persons performing similar functions.

ITEM 6.	EXECUTIVE COMPENSATION

Executive Officers

Neither Mr. Bok (the Principal Executive Officer) nor Mr. Tang (the Principal Financial Officer) have received compensation in the form of cash for their management services to the Company since our inception; however, each has received share-based compensation in lieu of cash. Future compensation of officers will be determined by the Board of Directors based upon our financial condition and performance, our financial requirements, and individual performance of each officer.

We do not have an employment agreement with Mr. Bok or Mr. Tang. Further, we have no compensatory plans or arrangements, including payments to be received from the Company, with respect to either Executive Officer or any other of our employees, which would in any way result in payments to any such person because of resignation, retirement or other termination of such person's employment with us, or any change in control of the Company, or a change in the person's responsibilities following such a change in control.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by us for the benefit of our employees.

Directors

No salary or cash compensation is paid to our directors. Pursuant to our bylaws, our directors are eligible to be reimbursed for their actual out-of-pocket expenses incurred in attending board meetings and other director functions, as well as fixed fees and other compensation to be determined by our board of directors. Each of Mr. Bok and Mr. Tang received director’s service fees in 2008 of $3,076.92. In 2008, Mr. Bok’s reimbursed expenses were $1,929 and Mr. Tang’s reimbursed expenses were $230.

ITEM 7.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Our directors have advanced funds on an interest-free basis, with no maturity date, from inception for working. Amounts advanced totaled $3,872 in 2008, $11,206 in 2007 and $768 in 2006. Amounts advanced in 2006 by Mr. Bok related to website charges and stationery expenses and by Mr. Tang in respect of travel expenses and domain fees. In 2007, Mr. Bok advanced amounts for marketing expenses and Mr. Tang advanced amounts for filing fees, domain fees and a marketing commitment deposit. In 2008, Mr. Bok advanced amounts for domain fees and the Company’s complaint forum project; Mr. Tang advanced amounts for filing and domain fees.

In 2006, we paid $80 to Beyond IVR Limited, an affiliate of Mr. Bok, for broadband service fees and we paid $3,910 to Leadersoft Asia Limited, an affiliate of Mr. Tang, for acquisition costs associated with www.drinkeat.com. In 2007, we paid $64 to Beyond IVR Limited for technical support fees and $4,350 to Mega Pacific Capital Inc., an affiliate of Mr. Tang, for financial consultancy fees. In 2008, we paid $1,192 to Beyond IVR Limited for technical support fees and $4,350 to Mega Pacific Capital Inc for financial consultancy fees.

As of the date of this Registration Statement, we have no standing committees and our entire board of directors serves as our audit and compensation committees. We have determined that neither of our directors are independent based on an analysis of the standards for independence set forth in Section 121A of the American Stock Exchange Company Guide. If we undertake to qualify our common stock for quotation in the over-the-counter market, we may need to ensure we meet any eligibility requirements with respect to independent directors.

ITEM 8.	LEGAL PROCEEDINGS.

As of the date of this Registration Statement, there were no pending material legal proceedings to which we were a party and we are not aware that any were contemplated.

ITEM 9.	MARKET PRICE OF AN DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market

There is no established public trading market for our Common Stock.

Holders

As of June 30, 2009, we had 89,661,418 shares of our common stock issued and outstanding, and held by 730 persons.

In general, pursuant to Rule 144 adopted under the Securities Act of 1933, as amended, a shareholder who owns restricted shares of a company which files periodic reports with the Securities and Exchange Commission and who has a holding period of at least six months, is entitled to sell such shares in accordance with the provisions of Rule 144. In the event the shareholder is a non-affiliate of the issuer, he or she may make unlimited public resales of shares under Rule 144 provided that the current public information requirement is satisfied. A non-affiliate who has a holding period of more than one year, may make unlimited resales of shares without compliance with any other requirement of Rule 144. Persons who are affiliates of the issuer must comply with all requirements of Rule 144 in conjunction with resales of their shares including the current public information requirement, the volume limitations, the manner of sale requirements and the filing of a Form 144. Therefore, the possible sale of our currently outstanding shares pursuant to Rule 144 may, in the future, have a depressive effect on the price of our common stock in the over-the-counter market.

Dividends

We have never declared or paid a dividend on our common stock and, because we have very limited resources and a substantial accumulated deficit, we do not anticipate declaring or paying any dividends on our common stock in the foreseeable future. Rather, we intend to retain earnings, if any, for the continued operation and expansion of our business. It is unlikely, therefore, that the holders of our common stock will have an opportunity to profit from anything other than potential appreciation in the value of our common shares held by them. If you require dividend income, you should not rely on an investment in our common stock.

Equity Compensation Plans

We do not currently have any equity compensation plans.

Performance Graph

This information is not required of smaller reporting companies.

ITEM 10.	RECENT SALES OF UNREGISTERED SECURITIES

The following table lists the securities which we have sold within the past three years in transactions which were not registered under the Securities Act of 1933, as amended: Except where otherwise noted, all shares were issued in offshore transactions in reliance upon the exemption from the registration requirements of the Securities Act in accordance with Regulation S promulgated thereunder.

On March 30, 2006, 3 million shares of our common stock were issued to our directors and valued at $3,000 in lieu of cash advanced from these directors for working capital.

On June 30, 2006, (i) 3,846,155 shares of our common stock, valued at $3,846.15, were issued in lieu of cash compensation for director and secretarial services from January through June 2006; (ii) 3,910,256 shares of our common stock, valued at $3,910.26, were issued to the sellers in connection with our acquisition of the website www.drinkeat.com; and (iii) 10,000,000 shares of our common stock, valued at $20,000, were issued to Unity One Capital Incorporated, a Nevada corporation, in exchange for 2,000,000 shares of Unity One Capital common stock, such issuance to Unity One effected in reliance upon Section 4(2) of the Securities Act and Regulation D thereunder.

On September 30, 2006, 371,790 shares of our common stock, valued at $371.79, were issued in lieu of compensation for writer services related to www.drinkeat.com from July through September 2006.

On December 31, 2006, 3,846,149 shares of our common stock, valued at $3,846.15, were issued in lieu of cash compensation for director and secretarial services from July through December 2006; and (ii) 269,230 shares of our common stock, valued at $269.23, were issued in lieu of compensation for writer services related to www.drinkeat.com from October through December 2006.

On March 17, 2007, 25,640 shares of our common stock, valued at $25.64, were issued in lieu of cash compensation for writer services related to www.drinkeat.com from January through March 2007.

On June 30, 2007, (i) 3,846,180 shares of our common stock, valued at $3,846.18, were issued in lieu of cash compensation for director and secretarial services from January through June 2007; and (ii) 242,020 shares of our common stock, valued at $141.02, were issued in lieu of cash compensation for writer services related to www.drinkeat.com from April to June 2007.

On September 30, 2007, 25,640 shares of our common stock, valued at $25.64, were issued in lieu of cash compensation for writer services related to www.drinkeat.com from July through September 2007.

On June 30, 2008, (i) 3,846,180 shares of our common stock, valued at $3,846.18, were issued in lieu of cash compensation for director and secretarial services from January through June 2008; and (ii) 51,280 shares of our common stock, valued at $51.28, were issued in lieu of cash compensation for writer services related to www.drinkeat.com from April through June 2008.

On September 30, 2008, (i) 1,923,090 shares of our common stock, valued at $1,923.09, were issued in lieu of cash compensation for director and secretarial services from July through September 2008; and (ii) 153,840 shares of our common stock, valued at $153.84, were issued in lieu of cash compensation for writer services related to www.drinkeat.com from July through September 2008.

On December 31, 2008, (i) 1,923,090 shares of our common stock, valued at $1,923.09, were issued in lieu of cash compensation for director and secretarial services from October through December 2008; and (ii) 128,200 shares of our common stock, valued at $128.20, were issued in lieu of cash compensation for writer services related to www.drinkeat.com from October through December 2008.

On March 27, 2009, (i) 26,923,071 shares of our common stock, valued at $28,205, were issued to an investor outside the United States; and (ii) 1,597,230 shares of our common stock, valued at $1,597, were issued for repayment of cash advances to our directors.

On March 31, 2009, (i) 1,923,090 shares of our common stock, valued at $1,923.09, were issued in lieu of cash compensation for director and secretarial services from January through March 2009; and (ii) 38,460 shares of our common stock, valued at $38.46, were issued in lieu of cash compensation for writer services related to www.drinkeat.com from January through March 2009.

On May 15, 2009, (i) 9,615,382 shares of our common stock, valued at $19,231, were issued to an investor outside the United States for cash.

On May 18, 2009, (i) 6,410,255 shares of our common stock, valued at $12,821, were issued to an investor outside the United States for cash.

On June 30, 2009, (i) 1,923,090 shares of our common stock, valued at $1,923.09, were issued in lieu of cash compensation for director and secretarial services from April through June 2009; and (ii) 76,920 shares of our common stock, valued at $76.92, were issued in lieu of cash compensation for writer services related to www.drinkeat.com from April through June 2009.

ITEM 11.	DESCRIPTION OF REGISTRANTS SECURITIES TO BE REGISTERED

Common Stock

We are authorized to issue 200,000,000 shares of $0.001 par value common stock, of which 89,661,418 shares are issued and outstanding. As of the date hereof, there are no outstanding options, warrants or other securities.

Voting Rights

Each outstanding share of common stock is entitled to one vote in person or by proxy in all matters that may be voted upon by our shareholders.

Dividends

As of the date hereof, we have not paid any dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, and other applicable conditions. We do not intend to pay any cash dividends in the foreseeable future but rather to reinvest earnings, if any, in our business operations.

Anti-Takeover Provisions

There are no anti-takeover provisions that may have the effect of delaying or preventing a change in control.

Preemptive Rights

The holders of the common stock have no preemptive or other preferential rights to purchase additional shares of any class of our capital stock in subsequent stock offerings.

Liquidation Rights

In the event of our liquidation or dissolution, the holders of our common stock are entitled to receive, on a pro rata basis, all assets remaining after the satisfaction of all liabilities.

Conversion and Redemption Rights

The shares of the our common stock have no conversion rights and are not subject to redemption. All of the issued and outstanding shares of our common stock are fully paid, non-assessable and validly issued.

Stock Transfer Agent

Our registrar and transfer agent is Signature Stock Transfer, PMB 317, 2220 Coit Road, Suite 480, Plano, Texas 75075, telephone 972-612-4120.

ITEM 12.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our directors and officers are indemnified as provided by the Nevada corporate law and our bylaws . The following describes the terms of the indemnification:

(a) To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.75 1), as the same now exists or may hereafter be amended or supplemented, the Corporation shall indemnify its directors and officers, including payment of expenses as they are incurred and in advance of the final disposition of any action, suit, or proceeding. Employees, agents, and other persons may be similarly indemnified by the Corporation, including advancement of expenses, in such case or cases and to the extent set forth in a resolution or resolutions adopted by the Board of Directors. No amendment of this Section shall have any effect on indemnification or advancement of expenses relating to any event arising prior to the date of such amendment.

(b) The Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of suit, litigation or other proceedings which is specifically permissible under applicable law.

(c) To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.752), as the same now exists or may hereafter be amended or supplemented, the Corporation may purchase and maintain insurance and make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, for any liability asserted against such person and liability and expense incurred by such person in its capacity as a director, officer, employee, or agent, or arising out of such person's status as such, whether or not the Corporation has the authority to indemnify such person against such liability and expenses.

ITEM 13.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The financial statements required to be included in this Registration Statement are included following Item 15, beginning on page F-1.

ITEM 14.          CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our accountants required to be disclosed pursuant to Item 304 of Regulation S-K.

ITEM 15.	FINANCIAL STATEMENTS AND EXHIBITS

(a) The following financial statements of the Company are included following the signature page, commencing on page F-1:

Report of Independent Registered Public Accounting Firm
Balance Sheets
Statements of Operation
Statements of Stockholders’ Equity and Comprehensive Income
Statements of Cash Flow
Notes to Financial Statements

(b) The exhibits listed in the accompanying “Index to Exhibits” are filed as part of this Registration Statement.

3.1	Articles of Incorporation, as amended as of May 4, 2009

3.2	By-laws, as currently in effect

10.1	Financial Consulting Services Agreement, dated as of January 1, 2007, by and among Mega Pacific Capital Inc. and Domain Extremes Inc.

10.2	Project Agreement, dated January 11, 2008, between Domain Extremes Inc. and Guangzhou Sunnasia Digital Technology Co. Ltd.

11.1	Statement of Computation of Per Share Earnings

14.1	Code of Business Conduct and Ethics

DOMAIN EXTREMES INC.

FINANCIAL STATEMENTS

FOR THE PERIOD FROM JANUARY 23, 2006 (INCEPTION) TO THE

PERIOD ENDED DECEMBER 31, 2006 AND

TWO YEARS ENDED DECEMBER 31, 2007 and 2008,

AND INDEPENDENT AUDITORS’ REPORT

DOMAIN EXTREMES INC.

(A CORPORATION IN THE DEVELOPMENT STAGE)

FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31 2008, 2007 AND 2006

AND INDEPENDENT AUDITORS’ REPORT

INDEX TO FINANCIAL STATEMENTS

PAGES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-1

BALANCE SHEETS	F-2

STATEMENTS OF OPERATIONS	F-3

STATEMENTS OF STOCKHOLDERS’ EQUITY	F-4

AND COMPREHENSIVE INCOME

STATEMENTS OF CASH FLOW	F-5

NOTES TO FINANCIAL STATEMENTS	F-6 - 15

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

DOMAIN EXTREMES INC.

We have audited the accompanying balance sheets of Domain Extremes Inc. (the “Company”), a development stage company, as of December 31, 2008, 2007 and 2006 and the related statements of operations, shareholders’ equity and other comprehensive income, and cash flows, for the period from January 23, 2006 (inception) to the period ended December 31, 2006, and two years ended December 31, 2007 and 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2008, 2007 and 2006 and the results of its operations for the period from January 23, 2006 (inception) to the period ended December 31, 2006, and two years ended December 31, 2007 and 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage and has not commenced operations. Its ability to continue as a going concern is dependent upon its ability to develop additional sources of capital, locate and complete a merger with another company and ultimately achieve profitable operations. These conditions raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Dominic K.F. Chan & Co.

Dominic K.F. Chan & Co

Certified Public Accountants

Hong Kong

March 27, 2009

DOMAIN EXTREMES INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

(Stated in US Dollars)

		At December 31,
	Notes	2008	2007	2006
		$	$	$

ASSETS
Current Assets :
Cash and cash equivalents		1,204	1,290	1,102
Prepaid expenses and other receivables	8	-	10,000	64

Total Current Assets		1,204	11,290	1,166

TOTAL ASSETS		1,204	11,290	1,166

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current Liabilities :
Accrued expenses and other liabilities	9	27,001	4,350	-
Advance from related parties	10	3,872	11,206	768

Total Current Liabilities		30,873	15,556	768

TOTAL LIABILITIES		30,873	15,556	768

STOCKHOLDERS’ (DEFICIT)/EQUITY
Common stock
Par value: US$0.001
Authorized: 75,000,000 shares
Issued and outstanding: 2008 – 41,153,920 shares (2007 – 33,128,240 shares and 2006 – 25,243,580 shares)	7	41,154	33,128	25,243
Deficit accumulated during the development stage		(70,823)	(37,394)	(24,845)

TOTAL STOCKHOLDERS’ (DEFICIT)/EQUITY		(29,669)	(4,266)	398

TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT)/EQUITY		1,204	11,290	1,166

DOMAIN EXTREMES INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

(Stated in US Dollars)

		For the year ended December 31, 2008	For the year ended December 31, 2007	For the period January 23, 2006 (inception) through December 31, 2006
	Notes	$	$	$

Net sales		-	-	-
Cost of sales		-	-	-

Gross Profit		-	-	-
Other operating income	3	1,418	326	1,071
Impairment loss of long-term investment	4	-	-	(10,000)
Impairment loss of intangible assets	5	-	-	(3,910)
Administrative and other operating expenses, including share based compensation		(34,847)	(12,875)	(12,006)

Operating loss before income taxes		(33,429)	(12,549)	(24,845)
Income taxes	6	-	-	-

Net (loss)		(33,429)	(12,549)	(24,845)

(Loss) per share of common stock
- Basic and diluted		(0.09 cents)	(0.04 cents)	(0.13 cents)

Weighted average shares of common stock
- Basic and diluted		38,585,464	29,255,648	18,688,743

See accompanying notes to financial statements

DOMAIN EXTREMES INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF STOCKHOLDERS’ EQUITY

AND COMPREHENSIVE INCOME

(Stated in US Dollars)

			Deficit
			accumulated
			during the
	Common stock		development
	Share(s)	Amount	stage	Total
		$	$	$
Balance, January 23, 2006 (Inception)

Issuance of common stock	25,243,580	25,243	-	25,243

Net loss	-	-	(24,845)	(24,845)

Balance, December 31, 2006	25,243,580	25,243	(24,845)	398

Issuance of common stock	7,884,660	7,885	-	7,885

Net loss	-	-	(12,549)	(12,549)

Balance, December 31, 2007	33,128,240	33,128	(37,394)	(4,266)

Issuance of common stock	8,025,680	8,026	-	8,026

Net loss	-	-	(33,429)	(33,429)

Balance, December 31, 2008	41,153,920	41,154	(70,823)	(29,669)

See accompanying notes to financial statements

DOMAIN EXTREMES INC

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

(Stated in US Dollars)

	For the year ended December 31, 2008	For the year ended December 31, 2007	January 23, 2006 (inception) through December 31, 2006
	$	$	$

Cash flows from operating activities:
Net loss	(33,429)	(12,549)	(24,845)
Share based compensation	8,026	7,885	25,243
Changes in current assets and liabilities
Prepaid expenses and other receivables	10,000	(9,936)	(64)
Amount due to related parties	(7,334)	10,438	768
Accrued expenses and other liabilities	22,651	4,350	-

Net cash used in operating activities	(86)	188	1,102

Net increase in cash and cash equivalents	(86)	188	1,102
Cash and cash equivalents at beginning of the year	1,290	1,102	-

Cash and cash equivalents at end of the year	1,204	1,290	1,102

Supplementary disclosures of cash flow information:
Interest paid	-	-	-

Income taxes paid	-	-	-

See accompanying notes to consolidated financial statements

DOMAIN EXTREMES INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

(Stated in US Dollars)

1.	Organization and nature of operations

Domain Extremes Inc (“the Company”), a development stage company, was organized under the laws of the State of Nevada on January 23, 2006. The Company is in the development stage as defined in Financial Accounting Standards Board Statement No. 7. The fiscal year end is December 31.

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is in the development stage and has not earned any revenues from operations to date. These conditions raise substantial doubt about its ability to continue as a going concern.

The Company is currently devoting its efforts to develop websites on the Internet and through which to generate advertising income.  The Company’s ability to continue as a going concern is dependent upon its ability to develop additional sources of capital, develop websites, generate advertising income, and ultimately, achieve profitable operations. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

2.	Summary of principal accounting policies

Basis of presentation

The accompanying consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all short-term highly liquid investments that are readily convertible to known amounts of cash and have original maturities of three months or less to be cash equivalents.

DOMAIN EXTREMES INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

(Stated in US Dollars)

2.	Summary of principal accounting policies (continued)

Impairment of long-lived assets

The Company adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations for a Disposal of a Segment of a Business." The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal.

Income taxes

The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

In June 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of Statement of Financial Accounting Standards No. 109 (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in tax positions. This interpretation requires that an entity recognizes in the financial statements the impact of a tax position, if that position is more likely than not of being sustained upon examination, based on the technical merits of the position. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgement occurs. The Company has elected to classify interest and penalties related to unrecognized tax benefits, if and when required, as part of income tax expense in the statements of operations. The adoption of FIN 48 did not have a significant effect on the financial statements.

DOMAIN EXTREMES INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

(Stated in US Dollars)

2.	Summary of principal accounting policies (continued)

Comprehensive income

The Company has adopted SFAS No. 130, “Reporting Comprehensive Income”, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Accumulated other comprehensive income represents the accumulated balance of foreign currency translation adjustments of the Company.

Stock-based compensation

The Company adopted SFAS No. 123 (Revised 2004), Share Based Payment (“SFAS No. 123R”), under the modified-prospective transition method. SFAS No. 123R requires companies to measure and recognize the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value. Share-based compensation recognized under the modified-prospective transition method of SFAS No. 123R includes share-based compensation based on the grant-date fair value determined in accordance with the original provisions of SFAS No. 123, Accounting for Stock-Based Compensation, for all share-based payments granted prior to and not yet vested as of June 1, 2006 and share-based compensation based on the grant-date fair-value determined in accordance with SFAS No. 123R for all share-based payments granted after June 1, 2006. SFAS No. 123R eliminates the ability to account for the award of these instruments under the intrinsic value method prescribed by Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and allowed under the original provisions of SFAS No. 123.

Foreign currencies translation

The functional currency of the Company is Hong Kong dollars (“HK$”). The Company maintains its financial statements in the functional currency. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchanges rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective periods.

For financial reporting purposes, the financial statements of the Group which are prepared using the functional currency have been translated into United States dollars.

DOMAIN EXTREMES INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

(Stated in US Dollars)

2.	Summary of principal accounting policies (continued)

Fair value of financial instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

The Company’s financial instruments consists of other receivable, investments, advances, accrued expenses, and loans payable which approximates fair value because of the relatively short maturity of those instruments.

Earning per share

Earning per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), “Earnings per share”. SFAS No. 128 superseded Accounting Principles Board Opinion No.15 (APB 15). Net earning per share for all periods presented has been restated to reflect the adoption of SFAS No. 128. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net earning per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Recently issued accounting pronouncements

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations” and SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment to ARB No. 51”. SFAS No. 141(R) and SFAS No. 160 require most identifiable assets, liabilities, noncontrolling interests and goodwill acquired in a business combination to be recorded at “full fair value” and require noncontrolling interests (previously referred to as minority interest) to be reported as a component of equity, which changes the accounting for transactions with noncontrolling interest holders. Both statements are effective for periods beginning on or after December 15, 2008, and earlier adoption is prohibited. SFAS No. 141(R) will be applied to business combinations occurring after the effective date. SFAS No. 160 will be applied prospectively to all noncontrolling interests, including any that arose before the effective date. SFAS No. 160 is effective for the Company on January 1, 2009. Except for the classification of minority interest as a component of equity the Company does not expect the initial adoption of SFAS No. 160 will have a material effect on the Company’s consolidated financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities”, which requires enhanced disclosures about an entity’s derivatives and hedging activities. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. Since SFAS No. 161 only provides for additional disclosure requirements, management assessed that there will be no impact on the results of operations and financial position.

DOMAIN EXTREMES INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

(Stated in US Dollars)

3.	Other income

	For the year ended December 31, 2008	For the year ended December 31, 2007	January 23, 2006 (inception) through December 31, 2006
	$	$	$

Bank interest income	1	18	7
Gain on exchange	-	37	-
Sundry income	1,417	271	1,064

Total	1,418	326	1,071

4.	Impairment loss of long-term investment

During the period from January 23, 2006 (date of inception) to December 31, 2006, the Company recorded an impairment loss of its long-term investment in Unity One Capital Inc. The Company recorded the impairment loss of $10,000.

5.	Impairment loss of Intangible assets

During the period from January 23, 2006 (date of inception) to December 31, 2006, the Company recorded an impairment loss of its intangible asset of acquisition cost for website ‘drinkeat.com’. The Company recorded the impairment loss of $3,910.

6.	Income taxes

As of the fiscal years ended December 31, 2008, 2007 and 2006, the Company had net operating loss carry forward. The expenses for the three years ended December 31, 2008 will not be deducted for tax purposes and will represent a deferred tax asset. The Company will provide a valuation allowance in full amount of the deferred tax asset since there is no assurance of future taxable income.

7.	Shareholder’s equity

Capitalization

The Company has the authority to issue 75,000,000 shares of common stock, $0.001 par value. The total number of shares of the Company’s common stock outstanding as of December 31, 2008, 2007 and 2006 are 41,153,920, 33,128,240 and 25,243,580 respectively.

DOMAIN EXTREMES INC.

(A CORPORATION IN THE DEVELOPMENT STAGE)

NOTES TO FINANCIAL STATEMENTS

(Stated in US Dollars)

7.	Shareholders’ equity (continued)

Equity transactions during the year

Following is the summary of equity transactions during the period from January 23, 2006 (inception) to the period ended December 31, 2006..

On March 29, 2006, the Company issued 3,000,000 shares of our common stock to Francis Bok and Stephen Tang valued at US$3,000 in lieu of cash payment advanced from directors for working capital.

On June 30, 2006, we issued 3,846,155 shares of our common stock to Francis Bok, Stephen Tang and Angel Lai valued at US$3,846.15 in lieu of cash compensation for director and secretary service from January 2006 to June 2006.

On June 30, 2006, we issued 3,910,256 shares of our common stock to Angela Koo, Catherine Lam, Jimmy Lam, Stephen Tang, Yvonne Chia and Leadersoft Asia Limited valued at US$3,910.26 in lieu of acquisition cost for website ‘drinkeat.com’.

On June 30, 2006, we issued 10,000,000 shares of our common stock to Unity One Capital Incorporated valued at US$20,000 in lieu of share exchange cost for 2,000,000 common shares of Unity One.

On September 30, 2006, we issued 371,790 shares of our common stock to Bonnie Liu, Yvonne Chia, Stephen Tang and Angela Koo valued at US$371.79 in lieu of cash compensation for writer service at website ‘drinkeat.com’ from July 2006 to September 2006.

On December 31, 2006, we issued 3,846,149 shares of our common stock to Francis Bok, Stephen Tang and Angel Lai valued at US$3,846.15 in lieu of cash compensation for director and secretary service from July 2006 to December 2006.

On December 31, 2006, we issued 269,230 shares of our common stock to Bonnie Liu, Patience Lee and Stephen Tang valued at US$269.23 in lieu of cash compensation for writer service at website ‘drinkeat.com’ from October 2006 to December 2006.

Following is the summary of equity transactions during the year ended December 31, 2007.

On March 31, 2007, we issued 25,640 shares of our common stock to Stephen Tang and Patience Lee valued at US$25.64 in lieu of cash compensation for writer service at website ‘drinkeat.com’ from January 2007 to March 2007.

On June 30, 2007, we issued 3,846,180 shares of our common stock to Francis Bok, Stephen Tang and Angel Lai valued at US$3,846.18 in lieu of cash compensation for director and secretary service from January 2007 to June 2007.

On June 30, 2007, we issued 141,020 shares of our common stock to Stephen Tang and Patience Lee valued at US$141.02 in lieu of cash compensation for writer service at website ‘drinkeat.com’ from April 2007 to June 2007.

DOMAIN EXTREMES INC.

(A CORPORATION IN THE DEVELOPMENT STAGE)

NOTES TO FINANCIAL STATEMENTS

(Stated in US Dollars)

7.	Shareholders’ equity (continued)

Equity transactions during the year (continued)

On September 30, 2007, we issued 25,640 shares of our common stock to Patience Lee valued at US$25.64 in lieu of cash compensation for writer service at website ‘drinkeat.com’ from July 2007 to September 2007.

Following is the summary of equity transactions during the year ended December 31, 2008.

On June 30, 2008, we issued 3,846,180 shares of our common stock to Francis Bok, Stephen Tang and Angel Lai valued at US$3,846.18 in lieu of cash compensation for director and secretary service from January 2008 to June 2008.

On June 30, 2008, we issued 51,280 shares of our common stock to Patience Lee and Stephen Tang valued at US$51.28 in lieu of cash compensation for writer service at website ‘drinkeat.com’ from April 2008 to June 2008.

On September 30, 2008, we issued 1,923,090 shares of our common stock to Francis Bok, Stephen Tang and Angel Lai valued at US$1,923.09 in lieu of cash compensation for director and secretary service from July 2008 to September 2008.

On September 30, 2008, we issued 153,840 shares of our common stock to Stephen Tang, Patience Lee and Cheng Hoi Shing valued at US$153.84 in lieu of cash compensation for writer service at website ‘drinkeat.com’ from July 2008 to September 2008.

On December 31, 2008, we issued 1,923,090 shares of our common stock to Francis Bok, Stephen Tang and Angel Lai valued at US$1,923.09 in lieu of cash compensation for director and secretary service from October 2008 to December 2008.

On December 31, 2008, we issued 128,200 shares of our common stock to Stephen Tang, Patience Lee and Cheng Hoi Shing valued at US$128.20 in lieu of cash compensation for writer service at website ‘drinkeat.com’ from October 2008 to December 2008.

DOMAIN EXTREMES INC.

(A CORPORATION IN THE DEVELOPMENT STAGE)

NOTES TO FINANCIAL STATEMENTS

(Stated in US Dollars)

8.	Prepaid expenses and other assets

Other debtors and prepaid expenses as of December 31, 2008, 2007 and 2006 are summarized as follows:

	Year ended December 31,
	2008	2007	2006
	$	$	$

Other receivable	-	-	64
Prepayment	-	10,000	-

Total	-	10,000	64

9.	Accrued expenses and other current liabilities

Accrued expenses and other current liabilities as of December 31, 2008, 2007 and 2006 are summarized as follows:

	Year ended December 31,
	2008	2007	2006
	$	$	$

Accrued audit fee	16,704	-	-
Accrued financial consultancy fee	4,350	4,350	-
Other payable	5,947	-	-

Total	27,001	4,350	-

10.	Advance from related parties

The amount due to related parties as of December 31, 2008, 2007 and 2006 represents advanced payment due to the Company’s directors. The amount due to directors is interest free without maturity date.

DOMAIN EXTREMES INC.

(A CORPORATION IN THE DEVELOPMENT STAGE)

NOTES TO FINANCIAL STATEMENTS

(Stated in US Dollars)

11.	Related party transactions

	Year ended December 31,
	2008	2007	2006
	$	$	$

Beyond IVR Limited	1,192	64	80
Mega Pacific Capital Inc.	4,350	4,350	-
Leadersoft Asia Limited	-	-	3,910

The following is a summary of related party transactions for the year ended December 31, 2008:

During the year ended December 31, 2008, Domain Extremes issued 6,358,960 shares of common stock valued at $6,358.96 to its directors in lieu of cash compensation. The stocks were valued at US$6,358.96 for the period for which services were provided.

The following is a summary of related party transactions for the year ended December 31, 2007:

During the year ended December 31, 2007, Domain Extremes issued 6,282,040 shares of common stock valued at $6,282.04 to its directors in lieu of cash compensation. The stocks were valued at US$6,282.04 for the period for which services were provided.

The following is a summary of related party transactions for the year ended December 31, 2006:

During the year ended December 31, 2006, Domain Extremes issued 9,935,893 shares of common stock valued at $9,935.89 to its directors in lieu of cash compensation. The stocks were valued at US$9,935.89 for the period for which services were provided.

12.	Commitments and contingencies

There has been no legal proceedings in which the Company is a party during January 23, 2006 to December 31, 2008.

DOMAIN EXTREMES INC.

(A CORPORATION IN THE DEVELOPMENT STAGE)

NOTES TO FINANCIAL STATEMENTS

(Stated in US Dollars)

13.	Current vulnerability due to certain concentrations

The Company's operations are carried out in Hong Kong, the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in Hong Kong, by the general state of the PRC's economy. The Company's business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

DOMAIN EXTREMES INC

Financial Statements

For The Six Months Ended

June 30, 2009, 2008 and 2007,

(Stated In US Dollars)

DOMAIN EXTREMES INC

FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2009, 2008 AND 2007

INDEX TO FINANCIAL STATEMENTS

PAGES

BALANCE SHEETS	F-18

STATEMENTS OF OPERATIONS	F-19

STATEMENTS OF STOCKHOLDERS’	F-20

EQUITY AND COMPREHENSIVE INCOME

STATEMENTS OF CASH FLOW	F-21

NOTES TO FINANCIAL STATEMENTS	F-22 - 30

DOMAIN EXTREMES INC

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

(Stated in US Dollars)

		At June 30,
	Notes	2009	2008	2007
		$	$	$

ASSETS
Current Assets :
Cash and cash equivalents		30,205	1,415	1,250
Prepaid expenses and other receivables	6	-	-	64

Total Current Assets		30,205	1,415	1,314

TOTAL ASSETS		30,205	1,415	1,314

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current Liabilities :
Accrued expenses and other liabilities	7	10,085	7,178	-
Advance from related parties	8	-	2,633	998

Total Current Liabilities		10,085	9,811	998

TOTAL LIABILITIES		10,085	9,811	998

STOCKHOLDERS’ (DEFICIT)/EQUITY
Common stock
Par value: US$0.001
Authorized: 2009 – 200,000,000 shares (2008 – 75,000,000 2007– 75,000,000)
Issued and outstanding: 2009 – 89,661,418 shares (2008 – 37,025,700 shares and 2007 – 29,256,420 shares)	5	89,661	37,026	29,256
Additional paid-in capital		17,308	-	-
Deficit accumulated during the development stage		(86,849)	(45,422)	(28,940)

TOTAL STOCKHOLDERS’ (DEFICIT)/EQUITY		20,120	(8,396)	316

TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT)/EQUITY		30,205	1,415	1,314

DOMAIN EXTREMES INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

(Stated in US Dollars)

3.

		For the Three months ended June 30,		For the Six months ended June 30,
		2009	2008	2009	2008	2007
	Notes	$	$	$	$	$

Net sales		-	-	-	-	-
Cost of sales		-	-	-	-	-

Gross Profit		-	-	-	-	-
Other operating income	3	90	677	106	1,048	148
Administrative and other operating expenses, including share based compensation		(13,550)	(4,098)	(16,131)	(9,076)	(4,242)

Operating loss before income taxes		(13,460)	(3,421)	(16,025)	(8,028)	(4,094)
Income taxes	4	-	-	-	-	-

Net loss		(13,460)	(3,421)	(16,025)	(8,028)	(4,094)

Loss per share of common stock
- Basic and diluted		(0.02 cents)	(0.01 cents)	(0.02 cents)	(0.02 cents)	(0.02 cents)

Weighted average shares of common stock
- Basic and diluted		85,436,561	37,025,700	77,642,283	37,025,700	27,273,834

DOMAIN EXTREMES INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF STOCKHOLDERS’ EQUITY

AND COMPREHENSIVE INCOME

(Stated in US Dollars)

			Additional
	Common Stock		Paid-In	Deficit
	Shares	Amount	Capital	Accumulated	Total
		$	$	$	$
Balance, January 23, 2006 (Inception)	-	-	-	-	-

Issuance of common stock	25,243,580	25,243	-	-	25,243

Net loss	-	-	-	(24,846)	(24,846)

Balance, December 31, 2006 (audited)	25,243,580	25,243	-	(24,846)	397

Issuance of common stock	4,012,840	4,013	-	-	4,013

Net loss	-	-	-	(4,094)	(4,094)

Balance, June 30, 2007	29,256,420	29,256	-	(28,940)	316

Issuance of common stock	3,871,820	3,872	-	-	3,872

Net loss	-	-	-	(8,454)	(8,454)

Balance, December 31, 2007 (audited)	33,128,240	33,128	-	(37,394)	(4,266)

Issuance of common stock	3,897,460	3,898	-	-	3,898

Net loss	-	-	-	(8,028)	(8,028)

Balance, June 30, 2008	37,025,700	37,026	-	(45,422)	(8,396)

Issuance of common stock	4,128,220	4,128	-	-	4,128

Net loss	-	-	-	(25,402)	(25,402)

Balance, December 31, 2008 (audited)	41,153,920	41,154	-	(70,824)	(29,670)

Issuance of common stock	48,507,498	48,507	17,308	-	65,815

Net loss	-	-	-	(16,025)	(16,025)

Balance, June 30, 2009	89,661,418	89,661	17,308	(86,849)	20,120

DOMAIN EXTREMES INC

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

(Stated in US Dollars)

	For the Six months ended June 30, 2009	For the Six months ended June 30, 2008	For the Six months ended June 30, 2007
	$	$	$

Cash flows from operating activities:
Net loss	(16,025)	(8,028)	(4,094)
Share based compensation	3,962	3,898	4,013
Changes in current assets and liabilities
Prepaid expenses and other receivables	-	10,000	-
Amount due to related parties	(3,872)	(8,573)	229
Accrued expenses and other liabilities	(16,917)	2,828	-

Net cash used in operating activities	(32,852)	125	148

Cash flows from financing activities:
Issuance of share capital	61,853	-	-

Net cash used in financing activities	61,853	-	-

Net increase in cash and cash equivalents	29,001	125	148
Cash and cash equivalents at beginning of the year	1,204	1,290	1,102

Cash and cash equivalents at June 30	30,205	1,415	1,250

Supplementary disclosures of cash flow information:
Interest paid	-	-	-

Income taxes paid	-	-	-

DOMAIN EXTREMES INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

(Stated in US Dollars)

1.	Organization and nature of operations

Domain Extremes Inc (“the Company”), a development stage company, was organized under the laws of the State of Nevada on January 23, 2006. The Company is in the development stage as defined in Financial Accounting Standards Board Statement No. 7. The fiscal year end is December 31.

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is in the development stage and has not earned any revenues from operations to date. These conditions raise substantial doubt about its ability to continue as a going concern.

The Company is currently devoting its efforts to develop websites on the Internet and through which to generate advertising income. The Company’s ability to continue as a going concern is dependent upon its ability to develop additional sources of capital, develop websites, generate advertising income, and ultimately, achieve profitable operations. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

2.	Summary of principal accounting policies

Basis of presentation

The accompanying consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all short-term highly liquid investments that are readily convertible to known amounts of cash and have original maturities of three months or less to be cash equivalents.

DOMAIN EXTREMES INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

(Stated in US Dollars)

3.	Summary of principal accounting policies (continued)

Impairment of long-lived assets

The Company adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations for a Disposal of a Segment of a Business." The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal.

Income taxes

The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

In June 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of Statement of Financial Accounting Standards No. 109 (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in tax positions. This interpretation requires that an entity recognizes in the financial statements the impact of a tax position, if that position is more likely than not of being sustained upon examination, based on the technical merits of the position. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgement occurs. The Company has elected to classify interest and penalties related to unrecognized tax benefits, if and when required, as part of income tax expense in the statements of operations. The adoption of FIN 48 did not have a significant effect on the financial statements.

DOMAIN EXTREMES INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

(Stated in US Dollars)

3.	Summary of principal accounting policies (continued)

Comprehensive income

The Company has adopted SFAS No. 130, “Reporting Comprehensive Income”, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Accumulated other comprehensive income represents the accumulated balance of foreign currency translation adjustments of the Company.

Stock-based compensation

The Company adopted SFAS No. 123 (Revised 2004), Share Based Payment (“SFAS No. 123R”), under the modified-prospective transition method. SFAS No. 123R requires companies to measure and recognize the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value. Share-based compensation recognized under the modified-prospective transition method of SFAS No. 123R includes share-based compensation based on the grant-date fair value determined in accordance with the original provisions of SFAS No. 123, Accounting for Stock-Based Compensation, for all share-based payments granted prior to and not yet vested as of June 1, 2006 and share-based compensation based on the grant-date fair-value determined in accordance with SFAS No. 123R for all share-based payments granted after June 1, 2006. SFAS No. 123R eliminates the ability to account for the award of these instruments under the intrinsic value method prescribed by Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and allowed under the original provisions of SFAS No. 123.

Foreign currencies translation

The functional currency of the Company is Hong Kong dollars (“HK$”). The Company maintains its financial statements in the functional currency. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchanges rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective periods.

For financial reporting purposes, the financial statements of the Group which are prepared using the functional currency have been translated into United States dollars.

DOMAIN EXTREMES INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

(Stated in US Dollars)

3.	Summary of principal accounting policies (continued)

Fair value of financial instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

The Company’s financial instruments consists of other receivable, investments, advances, accrued expenses, and loans payable which approximates fair value because of the relatively short maturity of those instruments.

Earning per share

Earning per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), “Earnings per share”. SFAS No. 128 superseded Accounting Principles Board Opinion No.15 (APB 15). Net earning per share for all periods presented has been restated to reflect the adoption of SFAS No. 128. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net earning per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Recently issued accounting pronouncements

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations” and SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment to ARB No. 51”. SFAS No. 141(R) and SFAS No. 160 require most identifiable assets, liabilities, noncontrolling interests and goodwill acquired in a business combination to be recorded at “full fair value” and require noncontrolling interests (previously referred to as minority interest) to be reported as a component of equity, which changes the accounting for transactions with noncontrolling interest holders. Both statements are effective for periods beginning on or after December 15, 2008, and earlier adoption is prohibited. SFAS No. 141(R) will be applied to business combinations occurring after the effective date. SFAS No. 160 will be applied prospectively to all noncontrolling interests, including any that arose before the effective date. SFAS No. 160 is effective for the Company on January 1, 2009. Except for the classification of minority interest as a component of equity the Company does not expect the initial adoption of SFAS No. 160 will have a material effect on the Company’s consolidated financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities”, which requires enhanced disclosures about an entity’s derivatives and hedging activities. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. Since SFAS No. 161 only provides for additional disclosure requirements, management assessed that there will be no impact on the results of operations and financial position.

DOMAIN EXTREMES INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

(Stated in US Dollars)

3.	Other income

	For the Three months ended June 30,		For the Six months ended June 30,
	2009	2008	2009	2008	2007
	$	$	$	$	$

Bank interest income	-	1	1	1	7
Gain on exchange	90	-	90	-	-
Sundry income	-	676	15	1,047	141

Total	90	677	106	1,048	148

4.	Income tax

As of fiscal years ended June 30, 2009, 2008 and 2007, the Company had net operating loss carry forward. The expenses for the three year ended June 30, 2009, 2008 and 2007 will not be deducted for tax purposes and will represent a deferred tax asset. The Company will provide a valuation allowance in full amount of the deferred tax asset since there is no assurance of future taxable income.

5.	Shareholder’s equity

Capitalization

The Company has the authority to issue 200,000,000 shares of common stock, $0.001 par value. The total number of shares of the Company’s common stock outstanding as of June 30, 2009, 2008 and 2007 are 89,661,418, 37,025,700 and 29,256,420, respectively.

Equity transactions during the period

Following is the summary of equity transactions during the period from January 1, 2007 to the period ended June 30, 2007.

On March 31, 2007, we issued 25,640 shares of our common stock to Stephen Tang and Patience Lee valued at US$25.64 in lieu of cash compensation for writer service at website ‘drinkeat.com’ from January 2007 to March 2007.

On June 30, 2007, we issued 3,846,180 shares of our common stock to Francis Bok, Stephen Tang and Angel Lai valued at US$3,846.18 in lieu of cash compensation for director and secretary service from January 2007 to June 2007.

DOMAIN EXTREMES INC.

(A CORPORATION IN THE DEVELOPMENT STAGE)

NOTES TO FINANCIAL STATEMENTS

(Stated in US Dollars)

5.	Shareholder’s equity (continued)

Equity transactions during the period (continued)

On June 30, 2007, we issued 141,020 shares of our common stock to Stephen Tang and Patience Lee valued at US$141.02 in lieu of cash compensation for writer service at website ‘drinkeat.com’ from April 2007 to June 2007.

Following is the summary of equity transactions during the period from January 1, 2008 to the period ended June 30, 2008.

On June 30, 2008, we issued 3,846,180 shares of our common stock to Francis Bok, Stephen Tang and Angel Lai valued at US$3,846.18 in lieu of cash compensation for director and secretary service from January 2008 to June 2008.

On June 30, 2008, we issued 51,280 shares of our common stock to Patience Lee and Stephen Tang valued at US$51.28 in lieu of cash compensation for writer service at website ‘drinkeat.com’ from April 2008 to June 2008.

Following is the summary of equity transactions during the period from January 1, 2009 to the period ended June 30, 2009.

On March 27, 2009, we issued 25,641,020 shares of our common stock to Ng Wai Yin, Phoebe and Sino Harvest Asia Limited for a consideration of US$25,641.02.

On March 27, 2009, we issued 1,597,230 shares of our common stock to Ho Wai Ming, Fergus valued at US$1,597.23 in lieu of cash payment advanced for settle expenses.

On March 27, 2009, we issued 1,282,051 shares of our common stock to Lee Yet Chil for a consideration of US$2,564.10.

On March 31, 2009, we issued 1,923,090 shares of our common stock to Francis Bok, Stephen Tang and Angel Lai valued at US$1,923.09 in lieu of cash compensation for director and secretary service from January 2009 to March 2009.

On March 31, 2009, we issued 38,460 shares of our common stock to Stephen Tang and Catherine Lam valued at US$38.46 in lieu of cash compensation for writer service at website ‘drinkeat.com’ from January 2009 to March 2009.

On May 15, 2009, we issued 6,410,255 shares of our common stock to Globaland Capital Limited for a consideration of US$12,820.51.

On May 15, 2009, we issued 3,205,127 shares of our common stock to Xue Xiao Han for a consideration of US$6,410.25.

On May 18, 2009, we issued 6,410,255 shares of our common stock to Leadersoft Asia Limited for a consideration of US$12,820.51.

DOMAIN EXTREMES INC.

(A CORPORATION IN THE DEVELOPMENT STAGE)

NOTES TO FINANCIAL STATEMENTS

(Stated in US Dollars)

5.	Shareholder’s equity (continued)

Equity transactions during the period (continued)

On June 30, 2009, we issued 1,923,090 shares of our common stock to Francis Bok, Stephen Tang and Angel Lai valued at US$1,923.09 in lieu of cash compensation for director and secretary service from April 2009 to June 2009.

On June 30, 2009, we issued 76,920 shares of our common stock to Stephen Tang, Catherine Lam and Sally Lui valued at US$76.92 in lieu of cash compensation for writer service at website ‘drinkeat.com’ from April 2009 to June 2009.

6.	Prepaid expenses and other assets

Other debtors and prepaid expenses as of June 30, 2009, 2008 and 2007 are summarized as follows:

	Period ended June 30,
	2009	2008	2007
	$	$	$

Other receivable	-	-	64

7.	Accrued expenses and other current liabilities

Accrued expenses and other current liabilities as of June 30, 2009, 2008 and 2007 are summarized as follows:

	Period ended June 30,
	2009	2008	2007
	$	$	$

Accrued audit fee	1,000	-	-
Accrued financial consultancy fee	-	6,350	-
Other payable	9,085	828	-

Total	10,085	7,178	-

8.	Advance from related parties

The amount due to related parties as of June 30, 2009, 2008 and 2007 represents advanced payment due to the Company’s directors. The amount due to directors is interest free without maturity date.

DOMAIN EXTREMES INC.

(A CORPORATION IN THE DEVELOPMENT STAGE)

NOTES TO FINANCIAL STATEMENTS

(Stated in US Dollars)

9.	Related party transactions

	Period ended June 30,
	2009	2008	2007
	$	$	$

Beyond IVR Limited	-	923	-
Mega Pacific Capital Inc	-	2,000	-
Leadersoft Asia Limited	12,821	-	-

The following is a summary of related party transactions for the period ended June 30, 2009:

During the period ended June 30, 2009, Domain Extremes issued 3,141,020 shares of common stock valued at $3,141.02 to its directors in lieu of cash compensation. The stocks were valued at US$3,141.02 for the period for which services were provided.

Leadersoft Asia Limited paid $12,820.51 to Domain Extremes for shares capital of 6,410,255 shares of common stock.

The following is a summary of related party transactions for the period ended June 30, 2008:

During the period ended June 30, 2008, Domain Extremes issued 3,115,380 shares of common stock valued at $3,115.38 to its directors in lieu of cash compensation. The stocks were valued at US$3,115.38 for the period for which services were provided.

Domain Extremes paid $923.07 to Beyond IVR Limited for onsite technical support fee.

Mega Pacific Capital Inc charged Domain Extremes $2,000.00 for financial consultancy fee.

The following is a summary of related party transactions for the period ended June 30, 2007:

During the period ended June 30, 2007, Domain Extremes issued 3,205,120 shares of common stock valued at $3,205.12 to its directors in lieu of cash compensation. The stocks were valued at US$3,205.12 for the period for which services were provided.

10.	Commitments and contingencies

There has been no legal proceedings in which the Company is a party during the period ended June 30, 2009, 2008 and 2007.

DOMAIN EXTREMES INC.

(A CORPORATION IN THE DEVELOPMENT STAGE)

NOTES TO FINANCIAL STATEMENTS

(Stated in US Dollars)

11.	Current vulnerability due to certain concentrations

The Company's operations are carried out in Hong Kong, the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in Hong Kong, by the general state of the PRC's economy. The Company's business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

DOMAIN EXTREMES, INC.

Date: July 31, 2009	By: /s/ Francis Bok

Name: Francis Bok, President

(Principal Executive Officer)

EXHIBIT INDEX

3.1	Articles of Incorporation, as amended as of May 4, 2009

3.2	By-laws, as currently in effect

10.1	Financial Consulting Services Agreement, dated as of January 1, 2007, by and among Mega Pacific Capital
Inc. and Domain Extremes Inc.

10.2	Project Agreement, dated January 11, 2008, between Domain Extremes Inc. and Guangzhou Sunnasia
Digital Technology Co. Ltd.

11.1	Statement of Computation of Per Share Earnings

14.1	Code of Business Conduct and Ethics